SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 22, 2008 (September 18, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 8.01    Other Events

On September 10, 2008, the indebtedness of Gulf Western Petroleum Corporation (the “Company”) owed to Metage Funds Limited and NCIM Limited (the “Lenders”) under one-year convertible secured notes in the aggregate principal amount of $3,700,000 matured and became due and payable.  The Company did not repay the indebtedness on that date, and as such, received notice of the default from NCIM Limited (principal totaling $500,000) and a request to audit the collateral securing the indebtedness and the books and records of the Company, as permitted by the terms of the Securities Purchase Agreement dated September 10, 2007 between the Company and the Lenders.  In addition, the interest rate on the obligations increased to 18% per annum until the default is cured.  NCIM Limited reserved any other rights that it may have under the notes, including the right to demand acceleration of the payment of the indebtedness.  The note obligations to the Lenders are secured with substantially all of the Company’s assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008

GULF WESTERN PETROLEUM CORPORATION

/ s / Donald L. Sytsma
Donald L. Sytsma
Chief Financial Officer